Exhibit 10.133

EXECUTION VERSION

DEUTSCHE BANK AG, CAYMAN ISLANDS BRANCH, as buyer (“Buyer”),

and

PENNYMAC LOAN SERVICES, LLC, as seller (“Seller”),

__________

AMENDMENT NO. 4

dated as of January 29, 2019

to the

MASTER REPURCHASE AGREEMENT

dated as of August 21, 2017

AMENDMENT NO. 4 TO MASTER REPURCHASE AGREEMENT

This Amendment No. 4 to Master Repurchase Agreement, dated as of January 29, 2019 (this “Amendment”), is entered into by and among Deutsche Bank AG, Cayman Islands Branch (“Buyer”) and PennyMac Loan Services, LLC (“Seller”).  Any capitalized terms not defined herein shall have the meaning assigned to such term in the Master Repurchase Agreement (as defined below).

WHEREAS, the parties hereto entered into that certain Master Repurchase Agreement, dated as of August 21, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Master Repurchase Agreement”);

WHEREAS, in connection with the Master Repurchase Agreement, the parties hereto entered into that certain Pricing Side Letter, dated as of August 21, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Pricing Side Letter”);

WHEREAS, the parties hereto desire to modify the Master Repurchase Agreement as described below;

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.        Amendment.

(a)        Section 1 of the Master Repurchase Agreement is hereby amended by adding the following definitions of “Maryland Consumer Relief Credit Eligible Asset,” “Maryland Incentive Eligible Asset” and “Maryland Incentive Payment Date” in their entirety in the appropriate alphabetical order:

“Maryland Consumer Relief Credit Eligible Asset” shall mean each Consumer Relief Credit Eligible Asset that is sold to the Buyer pursuant to a Transaction in accordance with the terms of this Agreement on and after January 2, 2019, and before April 1, 2019.

“Maryland Incentive Eligible Asset” shall mean each Mortgage Loan (other than a Maryland Consumer Relief Credit Eligible Asset) (a) that is secured by a purchase money mortgage, (b) as of the date of determination, has an unpaid principal balance less than Eight Hundred Thousand Dollars ($800,000), (c) as to which the related annual Mortgagor income as of the date of origination is less than Five Hundred Thousand Dollars ($500,000), (d) for which the related Mortgaged Property is located in the State of Maryland, and (e) that is sold to the Buyer pursuant to a Transaction in accordance with the terms of this Agreement on and after January 2, 2019, and before April 1, 2019, but is, as of the date of determination, no longer subject to such Transaction.  No Mortgage Loan shall be considered a Maryland Incentive Eligible Asset until Buyer and Seller agree that the foregoing conditions have been satisfied.

“Maryland Incentive Payment Date” shall mean with respect to each applicable Purchased Item, not later than the last day of the month immediately following the month during which such Purchased Item was determined to be a Maryland Incentive Eligible Asset.

Section 2.        Conditions to Effectiveness of this Amendment.

(a)        This Amendment shall become effective on the date on which Buyer shall have received and Seller shall have completed, or shall have caused to be completed, the following conditions:  the execution and delivery of (i) this Amendment by all parties hereto and (ii) that certain Amendment No. 1 to Pricing Side Letter, dated as of the date hereof, by all parties thereto.

(b)        Master Repurchase Agreement Remains in Effect.  Except as expressly amended by this Amendment, the Master Repurchase Agreement remains in full force and effect and nothing in this Amendment shall otherwise affect any other provision of the Master Repurchase Agreement or the rights and obligations of the parties thereto.

Section 3.        Expenses.  Seller hereby agrees that in addition to any costs otherwise required to be paid pursuant to the Master Repurchase Agreement, the Pricing Side Letter or the other Repurchase Documents, Seller shall be responsible for the payments of the reasonable and documented legal fees and out-of-pocket expenses of legal counsel to Buyer incurred in connection with the consummation of this Amendment and all other documents executed or delivered in connection therewith.

Section 4.        Representations; Ratifications Covenants.

(a)        In order to induce Buyer to execute and deliver this Amendment, Seller hereby represents and warrants to Buyer that as of the date hereof, Seller is in full compliance with all of the terms and conditions of the Master Repurchase Agreement and no Default or Event of Default has occurred and is continuing under the Master Repurchase Agreement.

(b)        The parties hereto ratify all terms of the existing Master Repurchase Agreement other than those amended hereby, and ratify those provisions as amended hereby.

Section 5.        Incorporation by Reference.  Sections 13.02 (Notices), 13.11 (Successors and Assigns), 13.13 (Captions), 13.14 (Counterparts), 13.15 (Governing Law; Repurchase Agreement Constitutes Security Agreement), 13.17 (Electronic Signatures), 13.18 (Submission To Jurisdiction; Waivers), 13.19 (Waiver of Jury Trial) and 13.30 (Entire Agreement) of the Master Repurchase Agreement are incorporated herein by reference, mutatis mutandis.

[signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

DEUTSCHE BANK AG, CAYMAN ISLANDS BRANCH, as Buyer

By:	/s/ Timothy P.F. Crowley
Name:	Timothy P.F. Crowley
Title:	Managing Director

By:	/s/ Genevieve Nestor
Name:	Genevieve Nestor
Title:	Managing Director

Amendment No. 4 to Master Repurchase Agreement

PENNYMAC LOAN SERVICES, LLC, as Seller

By:	/s/ Pamela Marsh
Name: Pamela Marsh
Title: Managing Director, Treasurer

Amendment No. 4 to Master Repurchase Agreement